UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026 (February 17, 2026)

KEEMO FASHION GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-267967	32-0686375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China

(Address of principal executive offices)(Zip Code)

(+86) 176-1282-2030

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2026 (the “Original Form 8-K”). Following the submission of the Form 8-K/A, the Company discovered that a typographical error contained therein regarding the name of the seller. The Company is amending the Form 8-K/A for the sole purpose of correcting the typographical error.

KEEMO FASHION GROUP LIMITED is referred to herein as “we”, “our”, or “us”.

Item 8.01 Other Events.

On February 17, 2026, a Stock Purchase Agreement was entered into between Guang Wen Global Group Limited (the “Seller”) and Addentax Group Corp. (the “Purchaser”), wherein the Purchaser purchased 34,200,000 shares of Common Shares, par value $0.001 per share (the “Shares”), of Keemo Fashion Group Limited, a Nevada corporation (the “Company”). The acquisition will close by May 1, 2026 upon which the Seller shall convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Shares. The aggregate purchase price for the acquisition was approximately $5.5 million and the purchase consideration shall be satisfied by utilizing a portion of an existing bond held by the Company. The bond issued pursuant to a note subscription arrangement dated August 24, 2023, with an original principal amount of US$17,500,000, bearing interest at a rate of 2.5% per annum, with a one-year tenor (renewable), and governed by the laws of the State of New York. In connection with the partial bond transfer, the Seller and the Purchaser entered into a bond transfer agreement whereby the Purchaser shall split and transfer a portion, approximately US$5.5 million, of an existing bond to the Seller (or its designated counterparty) as consideration for the acquisition. After the acquisition, the Purchaser shall became an approximately 62.18% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis, and became the controlling shareholder.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the of the stock transfer agreement and bond transfer agreement thereof, which is attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Safe Harbor Statement

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “is expected to,” “anticipates,” “aim,” “future,” “intends,” “plans,” “believes,” “are likely to,” “estimates,” “may,” “should” and similar expressions. Such forward-looking statements include, without limitation, the consummation of the transaction discussed hereunder, and comments by the management about the benefits of these transactions. All statements other than statements of historical fact in this Form 6-K are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties. Further information regarding these and other risks is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
10.1	Stock Purchase Agreement dated February 17, 2026
10.2	Bond Transfer Agreement dated February 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026

KEEMO FASHION GROUP LIMITED

By:	/s/ Liu Lu
Liu Lu
Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

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